Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 2, 2022, relating to the financial statements of Big 5 Sporting Goods Corporation and the effectiveness of Big 5 Sporting Goods Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Big 5 Sporting Goods Corporation for the year ended January 2, 2022.

/s/ Deloitte & Touche LLP

Los Angeles, California November 3, 2022